Exhibit 99.2

Analytics. Insight. Value. Cotiviti 2018 First Quarter Financial Supplement As of March 31, 2018

Cotiviti Holdings, Inc. 2018 Revenue by Segment Healthcare Retrospective claims accuracy(a) Prospective claims accuracy Other $ 133,923 58,285 8,163 $ 77,516 59,717 2,570 73% (2) 218% % Global Retail and Other Retrospective claims accuracy Other 18,663 - 19,674 656 (5) NM % % a)Revenue includes $46,556 during the three months ended March 31, 2018 related to the release of the estimated liability for refunds and appeals under our original Medicare RAC contract, which expired on January 31, 2018. This amount was previously recorded as a reduction to revenue in prior periods during the contract term. Refer to reconciliation of revenue to adjusted net revenue. 2 18,66320,330(8) % $219,034$160,13337 % Total Global Retail and Other Consolidated Net Revenue(a) 200,371139,80343 % Total Healthcare(a) Three Months Ended March 31, 20182017Change (unaudited, $ in thousands)

Cotiviti Holdings, Inc.
2018 Adjusted Net Revenue (Non-GAAP)

(unaudited, $ in thousands)	Three Months Ended March 31, 2018	2017	Change
Net Revenue	**$ 219,034**	**$ 160,133**	**37 %**
Original Medicare RAC contract adjustment[a]	46,556	-	NM %
Adjusted Net Revenue[b]	**$ 172,478**	**$ 160,133**	**8 %**

(unaudited, $ in thousands)	Three Months Ended March 31, 2018 Net Revenue	Adjustment[a]	Adjusted Net Revenue[b]	2017 Net Revenue	Change
Healthcare					
Retrospective claims accuracy	$ 133,923	$ 46,556	$ 87,367	$ 77,516	13 %
Prospective claims accuracy	58,285	-	58,285	59,717	(2) %
Other	8,163	-	8,163	2,570	218 %
Total Healthcare	**200,371**	**46,556**	**153,815**	**139,803**	**10 %**
Global Retail and Other					
Retrospective claims accuracy	18,663	-	18,663	19,674	(5) %
Other	-	-	-	656	NM %
Total Global Retail and Other	**18,663**	**-**	**18,663**	**20,330**	**(8) %**
Consolidated Net Revenue	**$ 219,034**	**$ 46,556**	**$ 172,478**	**$ 160,133**	**8 %**

a) *Revenue includes $46,556 during the three months ended March 31, 2018 related to the release of the estimated liability for refunds and appeals under our original Medicare RAC contract, which expired on January 31, 2018. This amount was previously recorded as a reduction to revenue in prior periods during the contract term.*

b) *Adjusted net revenue is a non-GAAP financial measure. Therefore, it should not be considered a substitute for net revenue prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Management believes adjusted net revenue is meaningful as it excludes the impact of a non-recurring revenue adjustment related to the release of a liability associated with our original Medicare RAC contract, which expired on January 31, 2018.*

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Cotiviti

Cotiviti Holdings, Inc.
2018 Consolidated Statement of Operations

(unaudited, $ in thousands)	Three Months Ended March 31, 2018	2017	Change
Net revenue	$ 219,034	$ 160,133	37 %
Cost of revenue	64,565	62,974	3 %
Selling, general and administrative expenses	53,946	41,572	30 %
Depreciation and amortization of property and equipment	7,242	5,575	30 %
Amortization of intangible assets	14,396	15,199	(5) %
Transaction-related expenses	214	731	(71) %
Total Operating Expenses	140,363	126,051	11 %
Operating income	78,671	34,082	131 %
Other expense (income)	8,842	7,968	11 %
Income tax expense (benefit)	15,902	(861)	NM %
Net Income	**$ 53,927**	**$ 26,975**	**100 %**
Earnings per share:			
Basic	$ 0.58	$ 0.30	
Diluted	0.57	0.28	
Effective Tax Rate	22.8 %	(3.3) %	
Cost of revenue supplemental information:			
Cost of revenue	$ 64,565	$ 62,974	3 %
Stock-based compensation	715	466	53 %
Original Medicare RAC contract variable compensation	1,205	-	NM %
Cost of revenue, adjusted	62,645	62,508	0 %
Selling, general and administrative expenses supplemental information:			
Selling, general and administrative expenses	53,946	41,572	30 %
Stock-based compensation	7,931	1,617	390 %
Selling, general and administrative expenses, adjusted	46,015	39,955	15 %
Total operating expenses[a]	**118,511**	**104,546**	**13 %**
Total operating expenses, adjusted[b]	**$ 108,660**	**$ 102,463**	**6 %**

a) Excludes depreciation and amortization and transaction-related expenses.

b) Excludes depreciation and amortization, transaction-related expenses, stock-based compensation and variable compensation related to the original Medicare RAC contract.

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Cotiviti

Cotiviti Holdings, Inc.
2018 Adjusted EBITDA (Non-GAAP)

(unaudited, $ in thousands)	Three Months Ended March 31, 2018	2017	Change
Net Income	**$ 53,927**	**$ 26,975**	**100 %**
Adjustments to net income:			
Depreciation and amortization	21,638	20,774	4 %
Interest expense	9,177	8,421	9 %
Other non-operating (income) expense[a]	(335)	(453)	(26) %
Income tax expense (benefit)	15,902	(861)	NM %
Transaction-related expenses and other[b]	214	731	(71) %
Stock-based compensation[c]	8,646	2,083	315 %
Original Medicare RAC contract adjustment[d]	(45,351)	-	NM %
Adjusted EBITDA	**$ 63,818**	**$ 57,670**	**11 %**
% of adjusted revenue	*37.0%*	*36.0%*	

a) *Represents other non-operating (income) expense that consists primarily of interest income and gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein.*

b) *Represents transaction-related expenses primarily associated with our secondary offerings as well as certain corporate development activity.*

c) *Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation and restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.*

d) *Represents the release of the estimated liability for refunds and appeals and related expense, under our original Medicare RAC contract, which expired on January 31, 2018. The gross revenue impact of $46,556 was previously recorded as a reduction to revenue in prior periods during the contract term.*

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Cotiviti

Cotiviti Holdings, Inc.
2018 Adjusted Net Income (Non-GAAP)

(unaudited, $ in thousands)	Three Months Ended March 31, 2018	2017	Change
Net Income	**$ 53,927**	**$ 26,975**	**100 %**
Adjustments to net income:			
Amortization of acquired intangible assets - non tax deductible	11,377	10,402	9 %
Amortization of acquired intangible assets - tax deductible	3,019	4,797	(37) %
Transaction-related expenses and other[a]	214	731	(71) %
Stock-based compensation - non tax deductible[b]	5,767	-	NM %
Stock-based compensation - tax deductible[c]	2,879	2,083	38 %
Tax effect of above adjustments[d]	(1,474)	(2,615)	(44) %
Tax benefit related to equity awards	(2,600)	(10,422)	(75) %
Original Medicare RAC contract adjustment, net of tax[e]	(34,013)	-	NM %
Adjusted Net Income	**$ 39,096**	**$ 31,951**	**22 %**
Weighted average shares of common stock - Diluted (000s)	95,252	94,905	NM %
Adjusted Net Income per Diluted Share	$ 0.41	$ 0.34	22 %

a) *Represents transaction-related expenses primarily associated with our secondary offerings as well as certain corporate development activity.*

b) *Represents expense related to restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.*

c) *Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation. We recognize the related expense for these awards ratably over the vesting period.*

d) *This line represents the tax impact of the amortization of acquired intangible assets - tax deductible and stock-based compensation – tax deductible. The tax rate assumed is 25% and 38% for the three months ended March 31, 2018 and 2017, respectively.*

e) *Represents the release of the estimated liability for refunds and appeals and related expense, net of tax, under our original Medicare RAC contract, which expired on January 31, 2018. The gross revenue impact of $46,556 was previously recorded as a reduction to revenue in prior periods during the contract term.*

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Cotiviti

Cotiviti Holdings, Inc. 2018 Adjusted EBITDA Guidance (Non-GAAP) Net income reflects the impact of the release of the estimated liability for refunds and appeals and related expense, under our original Medicare RAC contract, which expired on January 31, 2018. Represents other non-operating (income) expense that consists primarily of interest income and gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein. Income tax expense for 2018 assumes an effective tax rate of approximately 25% excluding the impact of the benefit related to stock option exercises, restricted stock units and non-deductible stock-based compensation. Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation and restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable. Represents the release of the estimated liability for refunds and appeals and related expense, under our original Medicare RAC contract, which expired on January 31, 2018. The gross revenue impact of $46,556 was previously recorded as a reduction to revenue in prior periods during the contract term. j (unaudited, in millions) Low High Net Income (a) 140 $ 155 $ Adjustments to net income: Depreciation and amortization 90 90 Interest expense 45 40 Other non-operating (income) expense (b) (2) (3) Income tax expense (c) 37 43 Stock-based compensation (d) 30 30 Original Medicare RAC contract adjustment (e) (45) (45) Adjusted EBITDA 295 $ 310 $

Cotiviti Holdings, Inc. Cash Flow Data Free cash flow is a non-GAAP financial measure. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. Management believes free cash flow is meaningful as it is used by management and investors as a measure and indicator of the financial strength of the company and its ability to generate cash. Operating Cash Flow $ 34,716 $ 24,572 Capital Expenditures 12,385 9,660 Free Cash Flow (a) $ 22,331 $ 14,912 Repurchase of Common Stock $ - $ - (unaudited, $ in thousands) Three Months Ended March 31, 2018 2017

Cotiviti Holdings, Inc. Consolidated Balance Sheet Data (unaudited) Cash and cash equivalents Total assets Total long-term debt(a) Total liabilities Total stockholders’ equity $ 189,297 2,110,616 763,633 939,925 1,170,691 $ 165,518 2,099,229 767,618 997,761 1,101,468 Net debt leverage Working capital 2.1x 195,369 2.3x 116,350 a) Includes the current portion of our long-term debt and is net of debt issuance costs. 9 December 31, 2017 March 31, 2018 ($ in thousands)

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